Exhibit 10.32

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

09/01/15

Milk Makeup, LLC
450 West 15th St
New York, NY 10011

Dear Milk Makeup:

Sephora USA, Inc. (“Sephora”) is pleased to confirm the distribution of Milk Makeup_on 3/01/16

This letter and the accompanying Milk Makeup Terms Agreement constitute the terms of our agreement with Milk Makeup with respect to the sale of Milk Makeup merchandise in Sephora Americas stores and on the sephora.com (the “Agreement”). The Agreement cannot be changed except in writing signed by both of us. Please confirm your acceptance to the terms of the Agreement by signing and returning one copy of the Agreement.

Should you have any questions regarding this Agreement, please do not hesitate to call me.

We look forward to sharing in a profitable business relationship together.

Sincerely,

Artemis Patrick

Senior Vice President, Merchandising

CC:	VP, DMM
VP, Inventory Management
Exec. Asst to Artemis Patrick

Milk Makeup Terms Agreement

Terms:	Milk Makeup trade discount is suggested retail less [***] from [***] from [***] and [***] beginning [***]
Net 30 Days, F.O.B. Origin (location of Milk Makeup warehouse). [***]

Promotions:	No ‘gift with purchase’ or ‘purchase with purchase’ will be required. Incremental business in seasonal value sets will be agreed to on a case-by-case basis.

Retail Sales:	Sephora provides monthly sales results of Milk Makeup thru EDI report 852 (Sales and Inventory Reporting).

Orders and Invoices:	EDI is required for Purchase Orders (850) and Invoices (810). If needed, Sephora can provide the name of a reputable and affordable third-party. EDI transmission partner.

In addition to the above, Milk Makeup will be solely responsible for the following:

Returns:	Full reimbursement to Sephora for all discontinued, homeless or recalled product, upon return by Sephora of such product, is required prior to in-store date of new product. Any delay may jeopardize new product launches. Reimbursement will be at full cost of product.

If Milk Makeup wishes to dispute in good faith the amount of any chargeback related to returns, testers, damages or any other kind of chargeback, Milk Makeup must notify Sephora in writing of its objection within one (1) year of the date of such chargeback.

Testers:	The following provision only applies in the event that Milk Makeup’s goods are sold in Sephora “brick-and-mortar” retail store locations. It is not applicable to Milk Makeup’s goods if such goods are sold only on the sephora.com and/or sephora.ca websites. Testers will be created from product inventory as needed by store personnel and Milk Makeup shall reimburse Sephora on a monthly basis for the full cost of such testers. Tester costs incurred by Milk Makeup are non-refundable and non-reimbursable. Sephora has no obligation to return any testers in the event of termination of this Agreement. In the case of termination, all testers will be destroyed in field.

Damages:	Milk Makeup shall on a monthly basis reimburse Sephora for any defective or damaged merchandise, including client returns which cannot be re-sold. Reimbursement will be at full cost of product. Such defective or damaged merchandise cannot be returned and will instead be destroyed and properly disposed of at our stores. Damage cost is non-refundable and non-reimbursable.

In-Store Collateral:	The following provision only applies in the event that Milk Makeup’s goods are sold in Sephora “brick-and-mortar” retail store locations. It is not applicable to Milk Makeup’s goods if such goods are sold only on the sephora.com and/or sephora.ca websites. Cost of shelf inserts, seasonal updates, graphics, customer glorifiers, or any permanently branded fixtures or space in the store, including new stores will be the responsibility of Milk Makeup, but all physical items associated with such costs constitute the property of Sephora. All costs of in-store collateral are non-refundable and non-reimbursable.

Animations:	The following provision only applies in the event that Milk Makeup’s goods are sold in Sephora “brick-and-mortar” retail store locations. It is not applicable to Milk Makeup’s goods if such goods are sold only on the sephora.com and/or sephora.ca websites. Opportunities for enhanced product exposure in our stores for specific temporary promotions, and the costs associated with creating the special display collateral, can be mutually agreed to on a case-by-case basis.

Milk Makeup Terms Agreement

Training:	Milk Makeup shall provide sufficient training support in select Sephora locations. The educational materials and presentations provided by Milk Makeup’s training team shall be based on the training guidelines provided by Sephora Education.

Co-op:	Co-op contribution for exposure in our catalog and other printed marketing vehicles will be negotiated on a case-by case basis.

Sampling:	Participation in sephora.com, and Beauty Insider sampling.

Milk Makeup and Sephora further agree as follows:

Indemnification:	Milk Makeup agrees to indemnify, hold harmless and defend, at its expense, Sephora for any and all claims, damages, losses, judgments, amounts agreed upon in settlement, costs and expenses (including reasonable attorney fees) that Sephora may suffer or incur that may arise out of or relate to (a) any actual or alleged infringement or misappropriation by Milk Makeup of any patent, copyright, trademark, service mark, tradename, trade secret or any other intellectual property right of any third party; (b) any product liability, personal injury or property damage claim of any kind relating to any Milk Makeup product; (c) any negligence or misconduct on the part of Milk Makeup; or (d) any failure by Milk Makeup to comply with or the breach of any governmental or regulatory law, rule, regulation, decision, ruling or ordinance of any kind to which Milk Makeup may be subject. For the avoidance of doubt Milk Makeup agrees that its indemnity obligations hereunder extend to any claim that may arise out of or relate to an allegation that any product sold pursuant to this agreement and the manufacturing thereof do not comply with all applicable international, national, federal, state (including “The Safe Drinking Water and Toxic Enforcement Act of 1986,” also known as California Proposition 65), and local laws, treaties and governmental orders and regulations, including without limitation, all applicable health, safety, and hazardous materials regulations of the United States Consumer Product Safety Commission (“CPSC”) and/or any analogous authorized product and hazardous materials regulatory agency in the country where the products are manufactured. Sephora agrees to indemnify, hold harmless and defend, at its expense, Milk Makeup for any and all claims, damages, losses, judgments, amounts agreed upon in settlement, costs and expenses (including reasonable attorney fees) that Milk Makeup may suffer or incur that may arise out of or relate to any gross negligence or intentional misconduct on the part of Sephora.

Confidentiality:	Milk Makeup and Sephora understand and acknowledge that in the course of Milk Makeup’s dealings with Sephora, both parties may be exposed to certain proprietary information or materials of the other, which constitute and/or contain extremely important proprietary and Confidential Information of that party. For purposes of this Agreement, “Confidential Information” means any and all information disclosed to, or otherwise acquired or observed by, a party, including its directors, officers and employees, from the disclosing party, relating to the business of the disclosing party, whether communicated in writing, orally, electronically, photographically, or in recorded or any other form, including, but not limited to, all sales and operating information, customer lists and customer information, existing and potential business and marketing plans and strategies, Milk Makeup information, financial information, cost and pricing information, data, media, know-how, designs, drawings, specifications, source codes, object codes, technical information, concepts, reports, methods, processes, techniques, operations, devices, and the like, whether or not the foregoing information is patented, tested, reduced to practice, or subject to copyright. Confidential Information shall not include information that (i) is or becomes generally available to the public without breach of any obligation to the disclosing party; (ii) was available to the recipient on a non-confidential basis as shown in written records prior to its disclosure to recipient by the disclosing party; (iii) becomes available to recipient on a non-confidential basis from a source other than the disclosing party; provided that such source is not bound by a confidentiality agreement with the disclosing party or is not otherwise prohibited from transferring the information to recipient by a contractual, legal or fiduciary obligation; or (iv) is independently developed by recipient without any use of or benefit from the Confidential Information and such independent development can be documented by recipient with written records. During the term of this Agreement and for a period of two years thereafter, Milk Makeup and Sephora shall each keep all such Confidential Information in confidence and protect that Confidential Information with the same degree of care it uses to keep its own similar information confidential, but in no event may it use less than a reasonable degree of care, and neither party may disclose the Confidential Information to any third party without the prior written consent of the disclosing party, unless compelled by law. If a party discloses (or threatens to disclose) any Confidential Information of the other in breach of this Agreement, the disclosing party shall have the right, in addition to any other remedies available to it, to seek injunctive relief to enjoin such acts, it being acknowledged by the parties that any other available remedies may be inadequate.

Milk Makeup Terms Agreement

Exclusivity:	Milk Makeup will sell its products through Sephora’s “brick-and-mortar” retail store locations and online through the sephora.com website. Milk Makeup shall grant Sephora [***] exclusivity in the “brick-and-mortar” retail category (“Exclusivity”). Exclusivity will commence on [***] and will terminate on [***]. During Sephora’s Exclusivity, Milk Makeup may develop its own e-commerce website, brick-and-mortar retail store, pop-up stores; and sell to other e-commerce retailers. During Sephora’s Exclusivity, Milk Makeup may also sell to select prestige “brick-and-mortar” retailers, with Sephora’s prior approval, which shall not be unreasonably withheld.

Account Termination:	Sephora reserves the right in its sole and absolute discretion to terminate this Agreement and the Milk Makeup’s account at any time. Upon termination, Milk Makeup is responsible for accepting return of all remaining product in Sephora’s possession and reimbursing Sephora at full cost value. Milk Makeup will also reimburse Sephora for the cost of all outstanding returns, testers and damaged or defective product. If for any reason Milk Makeup refuses or is unable to take delivery of such unsold, returned, tester or damaged product, Sephora reserves the right to begin immediately selling such product at whatever price, and using whatever promotional materials, Sephora determines, in its sole discretion, to be necessary to liquidate the product. Sephora’s right of exclusivity will terminate on the earlier to occur of either the date on which Milk Makeup takes delivery of all unsold, returned, tester and damaged product as required hereunder or the date on which Sephora has liquidated or destroyed all unsold, returned, tester and damaged product (with notice to Milk Makeup).

Milk Makeup acknowledges that the costs incurred in complying with its requirements in this Agreement (including without limitation the costs of shelf inserts, seasonal updates and graphics on permanently branded fixturing and the cost reimbursement of product testers) are a cost of doing business at Sephora and are not under any circumstances refundable or reimbursable by Sephora. Therefore, in the event of a termination of this Agreement for any reason, whether terminated by Milk Makeup or Sephora, Milk Makeup agrees that it shall not look to Sephora to be reimbursed for any of Milk Makeup’s costs incurred during its business relationship with Sephora.

IN WITNESS WHEREOF, the parties executed this Agreement through their duly authorized representatives effective as of the date below written.

Milk Makeup, LLC

By:	09/01/15
Name: Mazdack Rassi	Date
Title: Partner

Sephora USA, Inc.

Milk Makeup Terms Agreement

By:	9/21/15
Name: Artemis Patrick	Date
Title: Senior Vice President, Merchandising

AMENDMENT to Vendor Terms Agreement

Milk Makeup, LLC

450 West 15th St

New York, NY 10011

Dear Milk Makeup,

This letter serves as an AMENDMENT to and forms part of the Vendor Terms Agreement between Milk Makeup, LLC and Sephora USA, Inc. (“Sephora”), effective September 1, 2015, hereinafter referred to as the “Agreement.” A copy of the Agreement has been included with this letter for your reference. To the extent that any of the terms and conditions contained in this AMENDMENT may contradict or conflict with any of the terms or conditions of the attached Agreement, it is expressly understood and agreed that the terms of this AMENDMENT shall take precedence and supersede the attached Agreement.

For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) and effective July 1, 2017, the Parties agree to the following:

●	Exclusivity: Milk Makeup will not open any additional/new distribution channels in North America (brick and mortar, television or online) beyond their existing distribution in place as of the execution of this agreement (this includes Urban Outfitters, urbanoutfitters.com, Birchbox, birchbox.com and milkmakeup.com). Milk reserves the right to open freestanding pop up shops and shop-in shops, so long as they are not within other beauty retailers. Milk also reserves the right to create exclusive products to be sold on milkmakeup.com, and these will be discussed openly with Sephora prior to launch. This right of exclusivity in favor of Sephora will commence on the date indicated above and unless this Agreement is earlier terminated by Sephora in accordance with the Account Termination provision of the Agreement, will continue through [***] unless agreed to otherwise in writing. Any exceptions to this will be made at Sephora’s discretion on a case-by-case basis.

●	Fees and Payment Terms: Vendor trade discount is suggested retail less:

○	[***] from July 1, 2017 - December 31, 2018
○	[***] from January 1, 2019 - December 31, 2019
○	[***] from January 1, 2020 onwards
○	There will be [***] discount for early payment

●	Brand Support: Sephora agrees that Milk Makeup will remain an important brand in the Color department and commits to working collaboratively with the brand to develop strong brand and new item launch support strategies. This may include inclusion of Milk Makeup on the Sephora.com homepage and in emails, animation exposure in stores, inclusion in annual field conferences, and opportunities to participate in Sephora’s various sampling and marketing initiatives.

By executing this AMENDMENT, Milk Makeup agrees to these terms and acknowledges that all other terms of the Agreement remain intact and in full force and effect. Please have a duly authorized representative sign where indicated and return a copy of this letter to our offices.

1

We look forward to partnering with you!

Best,

Artemis Patrick

Senior Vice President, Merchandising

Sephora USA, Inc.

CC:	Averyl Andrews, Senior Merchant, Color Chandani Patel Thompson, Corporate Counsel

Enclosed: Vendor Terms Agreement

IN WITNESS WHEREOF, the parties executed this Agreement through their duly authorized representatives.

Milk Makeup, LLC

By:	Date:
Name: Mazdack Rassi
Title: Partner

2

AMENDMENT No. 2 to Vendor Terms Agreement

January 9, 2019

Milk Makeup, LLC
450 West 15th Street

New York, NY 10011

Dear Milk Makeup:

This letter serves as the second AMENDMENT (“Amendment No. 2”) to and forms part of the Vendor Terms Agreement between Milk Makeup, LLC (“Vendor”) and Sephora USA, Inc. (“Sephora”), effective September 1, 2015 hereinafter referred to as the “Agreement” and the AMENDMENT dated July 1, 2017 hereinafter referred to as the “original AMENDMENT.” A copy of the Agreement and original AMENDMENT have been included with this letter for your reference. To the extent that any of the terms and conditions contained in this AMENDMENT No. 2 may contradict or conflict with any of the terms or conditions of the attached Agreement and/or original AMENDMENT, it is expressly understood and agreed that the terms of this AMENDMENT No. 2 shall take precedence and supersede such agreements.

Effective January 9, 2019 the Parties agree to the following:

●	In exchange for [***] USD in financial brand support (e.g. digital advertising plans, store fixtures / Animation co-op, marketing initiatives) (to be paid in 2019), the right of exclusivity in favor of Sephora agreed to by the Parties in the original AMENDMENT shall be amended and revised to continue through December 31, 2020 (the “Exclusivity Period”) unless earlier terminated by Sephora in accordance with the Account Termination provision of the Agreement or unless agreed to otherwise in writing. Any exceptions to this will be made at Sephora’s discretion.
●	The Vendor Trade Discount shall be suggested retail less [***] throughout the duration of the Exclusivity Period defined herein. The parties agree to begin re-negotiating such Vendor Trade Discount in good faith at least sixty (60) days prior to the end of the Exclusivity Period. Should an agreement not be made before the Exclusivity Period ends, the Vendor Trade Discount shall revert to [***] on January 1, 2021 and remain at [***] until agreed upon by both parties in writing.

By executing this AMENDMENT, Vendor agrees to these terms and acknowledges that all other terms of the Agreement remain intact and in full force and effect. Please have a duly authorized representative sign where indicated and return a copy of this letter to our offices.

We look forward to partnering with you!

Best,

Artemis Patrick
Senior Vice President, Merchandising
Sephora USA, Inc.

CC:	Averyl Andrews, Director of Merchandising, Color

Enclosed: Vendor Terms Agreement; original AMENDMENT

IN WITNESS WHEREOF, the parties executed this Agreement through their duly authorized representatives.

Milk Makeup, LLC

1

By:	Date:	2.26.2019
Name: Steve Nguyen
Title: CFO

2

AMENDMENT No.3 to Vendor Terms Agreement

January 23rd, 2020

Milk Makeup, LLC

450 West 15th Street

New York, NY 10011

Dear Milk Makeup,

This letter serves as the third Amendment (the “Amendment No. 3”) to and forms part of the Vendor Terms Agreement between Milk Makeup (“Vendor”) and Sephora USA, Inc. (“Sephora”), effective September 1, 2015, as amended (the “Agreement”). A copy of the Agreement and Amendments No.1 and No. 2 have been included with this letter for your reference. To the extent any of the terms and conditions contained in this Amendment contradict or conflict with any of the terms or conditions of the Agreement, it is expressly understood and agreed that the terms of this Amendment shall take precedence and supersede the Agreement.

For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) and effective January 1, 2020, the parties wish to amend the Agreement as follows:

1.	Co-op Marketing: In exchange for [***] in financial brand support (e.g. digital advertising plans, store fixtures / Animation co-op, marketing initiatives) in each calendar year 2020, 2021 and 2022, the right of exclusivity in favor of Sephora agreed to by the Parties in the Amendment No.2 shall be amended and revised to continue through [***] (the “Exclusivity Period”), unless earlier terminated by Sephora in accordance with the Account Termination provision of the Agreement or unless agreed to otherwise in writing. Any exceptions to this will be made at Sephora’s discretion.

2.	The Vendor Trade Discount shall be suggested retail less [***] throughout the duration of the Exclusivity Period defined herein. The parties agree to begin re-negotiating such Vendor Trade Discount in good faith at least sixty (60) days prior to the end of the Exclusivity Period. Should an agreement not be made before the Exclusivity Period ends, the Vendor Trade Discount shall revert to [***] on January 1, 2023 and remain at [***] until agreed upon by both parties in writing.

3.	Vendor Capital Investment: Vendor will invest in capital expenditures to reach the aligned door counts for brick & mortar stores; with a goal of [***] doors in the U.S. in 2020, in mutually aligned locations with Milk Makeup and Sephora to help achieve Sephora’s target of [***] in sales in 2020. Vendor will also continue to invest in capital expenditures in 2021 to convert the remaining fleet from [***] where necessary and in mutually aligned locations to help achieve Sephora’s target of [***] in sales in 2021.

4.	Global Right of Negotiation: During the term of this Agreement, if at any time Vendor desires to launch any of its products in any other country anywhere else in the world (a “New Territory”), Sephora (either directly or through an affiliated company) shall have a right to negotiate with Vendor to exclusively market and sell the products in the New Territory at retail. Vendor shall provide Sephora with written notice setting forth its plans to launch the products in the New Territory. If Sephora decides to enter into negotiations with Vendor, Sephora will submit a proposal to Vendor within sixty (60) days of receiving Vendor’s written notice.

By executing this Amendment, Vendor agrees to these terms and acknowledges that all other terms of the Agreement remain intact and in full force and effect. Please have a duly authorized representative sign where indicated and return a copy of this letter to our offices.

1

We look forward to our continued partnership!

Best,

Artemis Patrick

Chief Merchandising Officer

Sephora USA, Inc.

cc: ________________, Merchant

Enclosed: Vendor Terms Agreement and Amendments

IN WITNESS WHEREOF, the parties executed this Amendment through their duly authorized representatives.

Milk Makeup

By:	Date:	1.25.2020
Name: Steve Nguyen
Title: CFO

2

AMENDMENT No.4 to Vendor Terms Agreement

February 22st, 2021

Milk Makeup, LLC

568 Broadway Avenue, Suite 700

New York, NY 10012

Dear Milk Makeup,

This letter serves as the fourth Amendment (“Amendment No. 4”) to and forms part of the Vendor Terms Agreement between Milk Makeup, LLC (“Vendor”) and Sephora USA, Inc. (“Sephora”), effective September 1, 2015, as amended (the “Agreement”). A copy of the Agreement and Amendments No. 1, No. 2, and No. 3 have been included with this letter for your reference. To the extent any of the terms and conditions contained in this Amendment contradict or conflict with any of the terms or conditions of the Agreement, it is expressly understood and agreed that the terms of this Amendment shall take precedence and supersede the Agreement.

For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) and effective January 1, 2021, the parties wish to amend the Agreement as follows:

1.	Co-op Marketing: In exchange for [***] in financial brand support (e.g. digital advertising plans, store fixtures / Animation co-op, marketing initiatives) in calendar year 2021 and a minimum of [***] in 2022 and a minimum of [***] in 2023 (should the exclusivity period be extended).

2.	Right of Exclusivity: The exclusivity in favor of Sephora as agreed to by the Parties in the Amendment No. 3 shall be consistent and continued through [***] (the “Exclusivity Period”), unless earlier terminated by Sephora in accordance with the Account Termination provision of the Agreement or unless agreed to otherwise in writing. A [***] extension to the exclusivity can be achieved if mutually agreed sales targets are on-track to be achieved at time of negotiation. Milk Makeup’s target with Sephora in North America (including Sephora at Kohl’s but excluding Sephora in JC Penny) is a minimum of [***] in retail sales in 2022.

3.	[***] Net Retail Sales” shall mean Sephora’s gross retail sales online and in store of Vendor’s products, less client returns and sales tax.

By executing this Amendment, Vendor agrees to these terms and acknowledges that all other terms of the Agreement remain intact and in full force and effect. Please have a duly authorized representative sign where indicated and return a copy of this letter to our offices.

1

We look forward to our continued partnership!

Best,

Artemis Patrick

Chief Merchandising Officer

Sephora USA, Inc.

cc: ________________, Merchant

Enclosed: Vendor Terms Agreement and Amendments

IN WITNESS WHEREOF, the parties executed this Amendment through their duly authorized representatives.

Milk Makeup

By:		Date:	2/26/2021
Name:	Steve Nguyen
Title:	CFO

2